Exhibit (a)(1)(F)

Notice of Objection
to
Offer to Purchase for Cash
 up to 1,945,000 Ordinary Shares
of
Metalink Ltd.
at
$1.50 Net Per Share
by
Metalink Ltd.

The Initial Offer Period and Withdrawal Rights will Expire at 5:00 p.m., New York Time, or 12:00 Midnight, Israel Time, on Monday, January 30, 2017, unless the Offer is Extended.

The Depositary for the offer is:

American Stock Transfer & Trust Company LLC
By First Class Mail, Overnight Courier or Express Mail:	By Facsimile Transmission (for Eligible Institutions Only):
The American Stock Transfer & Trust Company, LLC	(718) 234-5001
Operations Center
Attn: Reorganization Department	To Confirm Facsimile via Phone:
6201 15th Avenue	(877) 248-6417
Brooklyn, New York 11219

The Information Agent for the offer is:

D.F. King & Co., Inc.

48 Wall Street
New York, New York 10005
Stockholders may call toll free: (888) 548-6498
 Banks and Brokers may call collect: (212) 493-3910
Facsimile: (212) 493-3911
Email: metalink@dfking.com

THIS NOTICE OF OBJECTION SHOULD BE SENT TO (1) THE DEPOSITARY, IF YOU ARE A REGISTERED SHAREHOLDER, OR (2) THE INFORMATION AGENT IF YOU ARE A BROKER, DEALER, BANK OR OTHER NOMINEE THAT SUBMITS THIS NOTICE ON BEHALF OF YOUR CLIENTS. DELIVERY OF THIS NOTICE OF OBJECTION TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSIONS OF THIS NOTICE OF OBJECTION VIA A FACSIMILE NUMBER OR EMAIL ADDRESS OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

PLEASE READ THE INSTRUCTIONS ON THE REVERSE SIDE OF THIS NOTICE OF OBJECTION CAREFULLY BEFORE COMPLETING THIS NOTICE OF OBJECTION.

To: Metalink Ltd.

       c/o American Stock Transfer & Trust Company / D.F. King & Co., Inc.

      The undersigned hereby notifies you of the undersigned's objection to the offer by Metalink Ltd. to purchase up to 1,945,000 of its ordinary shares, par value NIS 1.0 per share (the "Shares"), as set forth in the Offer to Purchase, dated December 29, 2016 (as may be amended from time to time, the "Offer to Purchase" and, together with the Letter of Transmittal, the "Offer") with respect to _________________ (insert number) Shares held by the undersigned.  By executing this Notice of Objection, the undersigned acknowledges that the undersigned has read, and agrees to, the terms and conditions of the instructions accompanying this Notice of Objection.

NOTE: YOU MUST CHECK ONE OF THE BOXES BELOW

As described in the Offer to Purchase, it is a condition to the Offer that, at the Initial Completion Date, the aggregate number of shares validly tendered in the Offer and not properly withdrawn is greater than the number of shares represented by Notices of Objection.  Pursuant to Section 331(c) of the Israeli Companies Law, in making this calculation, Metalink is required to exclude shares held by Metalink or any "controlling shareholder" (as defined in the Israeli Companies Law) of Metalink and by any person holding 25% or more of Metalink's voting power or who has a "personal interest" (as defined in the Israeli Companies Law) in the Offer (as well as anyone acting on behalf of any of the foregoing and their respective family members or corporations under their control). While Metalink does not have any controlling shareholder and is not otherwise currently aware of any shares that should be so excluded, each holder who determines to object to the Offer is requested to indicate below whether he or she has a "personal interest" in the offer.

Under the Israeli Companies Law, a "personal interest" of a shareholder (i) includes a personal interest of any members of the shareholder's family (or spouses thereof) or a personal interest of an entity with respect to which the shareholder (or such family member) serves as a director or chief executive officer, owns at least 5% of its outstanding share capital or voting power or has the right to appoint a director or chief executive officer but (ii) excludes an interest arising solely from the ownership of our shares. An excerpt of Section 331 of the Israeli Companies Law is attached as Annex A to the Offer to Purchase.

☐	The undersigned confirms it is NOT a "controlling shareholder", do NOT hold 25% or more of Metalink's voting power and does NOT have a "personal interest" in the Offer. See also Instruction below.

☐	The undersigned confirms it is a "controlling shareholder", holds 25% or more of Metalink's voting power and/or does have a "personal interest" in the Offer. See also Instruction below.

IMPORTANT: If you have questions about these certifications, please contact the Information Agent at the address or telephone numbers set forth below or, if you hold your shares in "street name", you may also contact the representative managing your account, who could then contact the Information Agent on your behalf.

Name(s) of Registered Holder(s)

Address(es) of Registered Holder(s)

Signature(s) of Registered Holder(s)

Date _______________, 2016

DTC Account Number (if applicable): ____________

THIS NOTICE OF OBJECTION SHOULD ONLY BE EXECUTED BY YOU IN THE EVENT THAT YOU OBJECT TO THE OFFER WITH RESPECT TO ALL OR ANY PORTION OF YOUR SHARES. ACCORDINGLY, DO NOT EXECUTE THIS NOTICE OF OBJECTION IF (1) YOU WOULD LIKE TO ACCEPT THE OFFER WITH RESPECT TO THOSE SHARES (IN WHICH CASE YOU SHOULD COMPLETE AND EXECUTE THE LETTER OF TRANSMITTAL) OR (2) YOU DO NOT WISH TO PREVENT THE COMPLETION OF THE OFFER.

INSTRUCTIONS
 Forming Part of the Terms and Conditions of the Offer

1. Explanation of Notice of Objection.  Under Israeli law, you may respond to the Offer by accepting the Offer and tendering all or any portion of your Shares in accordance with the Offer to Purchase and the instructions contained in the Letter of Transmittal or by notifying us of your objection to the Offer with respect to all or any portion of your Shares by executing and delivering this Notice of Objection.  Alternatively, you may simply do nothing and not tender your Shares or object to the Offer. It is a condition to the Offer that as of the Initial Completion Date (as defined in the Offer to Purchase), the aggregate number of Shares validly tendered in the Offer is greater than the number of Shares represented by Notices of Objection.  As required by Section 331(c) of the Israeli Companies Law, in making this calculation, we are required to exclude shares held by us and by any person holding 25% or more of our voting power or controlling us or who has a personal interest in the Offer (as well as anyone acting on behalf of any of the foregoing and their respective family members or corporations under their control). We are not currently aware of any shares that should be so excluded. An excerpt of Section 331 of the Israeli Companies Law is attached as Annex A to the Offer to Purchase.  We will make this calculation and announce the results promptly after the Initial Completion Date.  If this and the other conditions to the Offer have been satisfied or, subject to applicable law, waived by us, shareholders will be afforded an additional four calendar days to tender their Shares in the Offer, but Notices of Objection will no longer be accepted.

If, with respect to all or any portion of your Shares, you object to the Offer during the Initial Offer Period (as defined in the Offer to Purchase) and the conditions to the Offer have been satisfied or, subject to applicable law, waived by us, you may tender such Shares during the Additional Offer Period (as defined in the Offer to Purchase).

   Do not send any stock certificates with this Notice of Objection.

2. Delivery of Notice of Objection.  If you wish to object to the Offer and you hold your Shares directly, complete and sign this Notice of Objection and mail or deliver it to the Depositary at one of its addresses set forth on the front of this document prior to 5:00 p.m., New York time, on the Initial Completion Date.

   If you wish to object to the Offer and you hold your Shares through a broker, dealer, commercial bank, trust company or other nominee, request such broker, dealer, commercial bank, trust company or other nominee to submit for you the Notice of Objection to the Information Agent prior to 5:00 p.m., New York time, on the Initial Completion Date.

   The method of delivery of this Notice of Objection is at the option and risk of the objecting shareholder, and the delivery will be deemed made only when actually received by the Depositary.  If delivery is by mail, registered mail with return receipt requested, is recommended.  Facsimiles of this Notice of Objection, properly completed and duly signed, will also be accepted.  In all cases, sufficient time should be allowed to ensure timely delivery.

   No alternative, conditional or contingent Notices of Objection will be accepted.

3. Signatures on Notice of Objection.  If this Notice of Objection is signed by the registered holder(s) of Shares, the signature(s) must correspond with the name(s) as written on the face of the certificate(s) evidencing the Shares without alteration, enlargement or any other change whatsoever.

   If any Shares are registered in the name of two or more persons, all of those named persons must sign this Notice of Objection.

   If any Shares are registered in different names, it will be necessary to complete, sign and submit as many separate Notices of Objection as there are different registrations of those objecting Shares.

   If this Notice of Objection is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, that person should so indicate when signing, and proper evidence satisfactory to us of that person's authority so to act must be submitted.

4. Withdrawal of Notice of Objection.  You may withdraw a previously submitted Notice of Objection at any time prior to the Initial Completion Date. For a withdrawal to be effective, a written or facsimile transmission notice of withdrawal must be timely received by the Depositary (or the Information Agent, as applicable) at one of its addresses set forth on the front of this document.  Any notice of withdrawal must specify the name of the person(s) who submitted the Notice of Objection to be withdrawn and the number of Shares to which the Notice of Objection to be withdrawn relates.  Following the withdrawal of a Notice of Objection, a new Notice of Objection may be submitted at any time prior to 5:00 p.m., New York time, on the Initial Completion Date by following the procedures described above.

5. Determination of Validity.  All questions as to the form and validity (including time of receipt) of Notices of Objection will be determined by us, in our sole discretion, subject to applicable law, which determination will be final and binding on all parties.  None of us or our affiliates or assigns, the Depositary, the Information Agent, our Israeli counsel or any other person will be under any duty to give notification of any defects or irregularities in any notice or incur any liability for failure to give any such notification.

IMPORTANT: IF YOU SUBMIT A NOTICE OF OBJECTION WITH RESPECT TO SHARES AND THEREAFTER YOU DELIVER TO US A LETTER OF TRANSMITTAL BY WHICH YOU TENDER THOSE SHARES, WE WILL DISREGARD YOUR NOTICE OF OBJECTION. SIMILARLY, IF YOU SUBMIT TO US A LETTER OF TRANSMITTAL BY WHICH YOU TENDER SHARES, AND THEREAFTER YOU DELIVER TO US A NOTICE OF OBJECTION WITH RESPECT TO THOSE SHARES, WE WILL DISREGARD YOUR LETTER OF TRANSMITTAL.  IF YOU SUBMIT A LETTER OF TRANSMITTAL AND A NOTICE OF OBJECTION CONCURRENTLY WITH RESPECT TO THE SAME SHARES, THE NOTICE OF OBJECTION WILL BE DISREGARDED.

6. Questions and Requests for Assistance or Additional Copies. Questions or requests for assistance in connection with this Notice of Objection may be directed to the Information Agent at its address and telephone number listed below. Additional copies of the Offer to Purchase, Letter of Transmittal, this Notice of Objection and other offer documents may be obtained from the Information Agent. A shareholder may also contact brokers, dealers, commercial banks or trust companies for assistance concerning the Offer.

The Information Agent for the offer is:

D.F. King & Co., Inc.

48 Wall Street
New York, New York 10005
Stockholders may call toll free: (888) 548-6498
 Banks and Brokers may call collect: (212) 493-3910
Facsimile: (212) 493-3911
 Email: metalink@dfking.com